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                                                                     EXHIBIT 21
                                                                     ----------

                              LIST OF SUBSIDIARIES
                              --------------------

       AMERICAN PRECISION INDUSTRIES INC. (Delaware)

                  API Heat Transfer Inc. (New York)
                           API Airtech Inc. (New York)
                           API Basco Inc. (New York)
                           API Ketema Inc. (Texas)
                           API Schmidt-Bretten Inc. (New York)
                           API Schmidt-Bretten Beteiligungs GmbH (Germany)
                               API Schmidt-Bretten Verwaltung GmbH (Germany) API Schmidt-Bretten GmbH & Co. KG (Germany)
                                   Schmidt-Bretten Nederland B.V. (Netherlands)

                  API Motion Inc. (New York)
                           API Controls Inc. (New York)
                           API Deltran Inc. (New York)
                               API Deltran (St. Kitts) Ltd.
                           API Gettys Inc. (Wisconsin)
                           API Harowe Inc. (Delaware)
                               API Harowe (St. Kitts) Ltd.
                           API Portescap Inc. (New York)
                               Portescap SA (Switzerland)
                                    Portescap International SA (Switzerland)
                                       Portescap Deutschland GmbH (Germany)
                                       Portescap Scandinavia AB (Sweden)
                                       Portescap Polska Sp.zo.o (Poland)
                                       Portescap France SA (France)
                                       Portescap Japan Ltd. (Japan)
                                       API Positran Limited (England)
                                         API Portescap (UK) Limited (England)
                               API Portescap U.S. Inc. (Pennsylvania)

                  API Electronic Components Inc. (New York)
                           API Delevan Inc. (New York)
                           API SMD Inc. (New York)


Note: API AF Corp. , API-FS Corp., API of Canada Inc. , API UK Ltd. , API Development Corp., Portescap U.S. Inc., and Nitta Apitron Co. Ltd. are omitted because in the aggregate they do not constitute a "significant subsidiary". Schmidt-Bretten GmbH & Co. KG is a partnership owned by API Schmidt-Bretten Beteiligungs GmbH (99.9%) and API Schmidt-Bretten Verwaltung GmbH (.1%).